Valero Energy Corporation
        Reports Fourth Quarter and Full Year 1998 Results

SAN ANTONIO, February 2, 1999 -- Valero Energy Corporation (NYSE:VLO) today reported fourth quarter 1998 net income of $.9 million, or $.02 per share, before an $86.6 million ($1.55 per share) after-tax write-down of the value of its refinery inventories, compared to fourth quarter 1997 net income of $12.4 million, or $.22 per share. For 1998, Valero reported net income of $63.8 million, or $1.14 per share, before after-tax inventory write-downs of $111.1 million ($1.98 pershare), compared to 1997 net income from continuing operations of $111.8 million, or $2.03 per share. The inventory write-downs recorded in the first and fourth quarters of 1998 resulted from the significant decline in feedstock and refined product prices during those periods. After the effect ofthe inventory write-downs, Valero reported a net loss of $85.7 million, or $1.53 per share for the fourth quarter, and a net loss of $47.3 million, or $.84 per share, for the full year 1998.

Operating income was $6.4 million for the fourth quarter of 1998, before the $133.2 million pre-taxinventory write-down, compared to $22.7 million for the same period last year. For 1998, operating income was $119.7 million, before pre-tax inventory write-downs of $170.9 million, compared to $211.0 million for the full year 1997. The decrease in operating income for the quarter primarily was due to the significant decline in gasoline, distillate and petrochemical margins. The decrease was partially offset by favorable discounts for the company's purchases of crude oil feedstocks andthe positive contribution from the company's Paulsboro, New Jersey, refinery, which was purchased from Mobil Oil Corporation in September 1998.

"Our disappointing results underscore the difficult industry conditions we experienced during the fourth quarter," said Bill Greehey, Valero's Chairman of the Board and Chief Executive Officer."Lower worldwide energy demand and oversupplied crude oil and product markets continued to exert downward pressure on prices throughout the quarter, resulting in refining margins falling to 15-year lows. Margins thus far in 1999 have been even weaker than the fourth quarter and the near-term outlook for meaningful improvement is not encouraging. In addition, the heavy oilcracker and related units at our Corpus Christi refinery have been down for a turnaround since early January, which have further reduced our earnings in the first quarter of this year. More broadly, we are hopeful that recent industry announcements of refinery production cuts and turnarounds will help lower supplies and, combined with continued strong gasoline demand, willprovide needed market support. Refinery runs at our Houston and Krotz Springs refineries, for example, have been cut back due to economic reasons and will remain at reduced rates untilmarket conditions show signs of sustained improvement," said Greehey.

"On a positive note, we achieved a number of accomplishments over the past year that should enhance the company's profitability going forward. Our recent acquisition of the Paulsboro refinery increased throughput capacity by over 25 percent, expanded and diversified our product slate, and has been accretive to both earnings and cash flow. At Corpus Christi, we enhanced our feedstock flexibility and lowered overall feedstock costs with a project that has enabled us to process lower-cost sour crude oil instead of residual fuel oil. Going forward in this difficult environment, we have significantly reduced our discretionary capital spending plans for the current year and will continue to pursue aggressive cost cutting measures throughout the company. Our primary goal in 1999 will be to maintain the necessary financial strength to allow us to pursue additional growth and expansion opportunities as market conditions improve," Greehey said.

Valero Energy Corporation is a Fortune 500 company based in San Antonio, with 2,500 employees and 1998 revenues of approximately $5.5 billion. The company currently owns and operates five refineries in Texas, Louisiana and New Jersey with a combined throughput capacity of approximately 735,000 barrels per day, making it one of the nation's largest independent refining companies. Valero is recognized throughout the industry as a leader in the production of premium, environmentally clean products such as reformulated gasoline, CARB Phase II gasoline, low-sulfurdiesel and oxygenates. The company also has an extensive wholesale bulk and rack marketing business and markets in more than 30 states through 170 terminals.

Statements contained in this press release that state the Company's or management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. It is important to note that the Company's actual results could differ materially from those projected in such forward-lookingstatements.

                              -30-

For more information about Valero Energy Corporation, please visit our web site, http://www.valero.com.



                                     VALERO ENERGY CORPORATION
                                    SUMMARY EARNINGS INFORMATION
                          (Millions of Dollars, Except per Share Amounts)


                                                             Three Months Ended December 31,     Twelve Months Ended December 31,
                                                             1998             1997               1998             1997
Excluding Effect of Inventory Write-downs to Market:

  Operating Income . . . . . . . . . . . . .                 $6.4             $22.7              $119.7           $211.0

  Pre-tax Income (Loss) from Continuing Operations .         $(4.4)           $18.7              $87.8            $175.6

  Income Tax Expense (Benefit) . . . . . . .                 $(5.3)           $6.3               $24.0            $63.8

  Net Income from Continuing Operations  . .                 $0.9             $12.4              $63.8            $111.8

  Earnings per Common Share. . . . . . . . .                 $0.02            $0.22              $1.14            $2.03


Effect of Inventory Write-downs to Market:

  Operating Loss . . . . . . . . . . . . . .                 $(133.2)         $-                 $(170.9)         $-

  Income Tax Benefit . . . . . . . . . . . .                 $(46.6)          $-                 $(59.8)          $-

  Loss from Continuing Operations. . . . . .                 $(86.6)          $-                 $(111.1)         $-

  Loss per Common Share. . . . . . . . . . .                 $(1.55)          $-                 $(1.98)          $-



                             VALERO ENERGY CORPORATION AND SUBSIDIARIES
                                          EARNINGS RELEASE
                           (Millions of Dollars, Unless Otherwise Noted)



                                                   Three Months Ended December 31,          Twelve Months Ended December 31,
                                                   1998             1997      % Change      1998             1997          % Change

OPERATING REVENUES . . . . . . . . . . . . .       $1,390.2         $1,596.1  (13)          $5,539.3         $5,756.2      (4)

COSTS AND EXPENSES:
  Cost of Sales and Operating Expenses . . .       1,344.7          1,539.3   13            5,271.5          5,426.4       3
  Inventory Write-Downs to Market. . . . . .       133.2            -         -             170.9            -             -
  Selling and Administrative Expenses. . . .       16.7             16.6      (1)           69.4             53.6          (30)
  Depreciation Expense . . . . . . . . . . .       22.4             17.5      (28)          78.7             65.2          (21)
    Total. . . . . . . . . . . . . . . . . .       1,517.0          1,573.4   4             5,590.5          5,545.2       (1)

OPERATING INCOME (LOSS). . . . . . . . . . .       (126.8)          22.7      -             (51.2)           211.0         -

OTHER INCOME (EXPENSE), NET. . . . . . . . .       0.6              2.5       (76)          0.6              7.0           (91)

INTEREST AND DEBT EXPENSE, NET . . . . . . .       (11.4)           (6.5)     (75)          (32.5)           (42.4)        23

INCOME (LOSS) FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES .                         (137.6)          18.7      -             (83.1)           175.6         -

INCOME TAX EXPENSE (BENEFIT) . . . . . . . .       (51.9)           6.3       -             (35.8)           63.8          -

INCOME (LOSS) FROM CONTINUING OPERATIONS . .       (85.7)           12.4      -             (47.3)           111.8         -

LOSS FROM DISCONTINUED OPERATIONS, NET OF
     INCOME TAXES . . . .                          -                -         -             -                (15.7)       100

NET INCOME (LOSS). . . . . . . . . . . . . .       (85.7)           12.4      -             (47.3)           96.1         -

  LESS: PREFERRED STOCK DIVIDENDS AND
          REDEMPTION PREMIUM . . .                 -                -         -             -                4.6          100

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK. .    $( 85.7)         $12.4     -             $(47.3)          $91.5        -

EARNINGS (LOSS) PER COMMON SHARE:
  Continuing Operations. . . . . . . . . . .       $(1.53)          $0.22     -             $(0.84)          $2.16        -
  Discontinued Operations. . . . . . . . . .       -                -         -             -                ( 0.39)      100
    Total. . . . . . . . . . . . . . . . . .       $(1 .53)         $0.22     -             $(0.84)          $1.77        -
  Weighted Average Shares Outstanding
        (in millions)                              55.9             56.1      -             56.1             51.7         (9)

EARNINGS (LOSS) PER COMMON SHARE - ASSUMING
DILUTION:
  Continuing Operations. . . . . . . . . . .       $(1.53)          $0.22     -             $(0.84)          $2.03        -
  Discontinued Operations. . . . . . . . . .       -                -         -             -                (0.29)       100
    Total. . . . . . . . . . . . . . . . . .       $(1 .53)         $0.22     -             $(0.84)          $1 .74       -
  Weighted Average Shares Outstanding
         (in millions)                             55.9             57.2      2             56.1             55.1         (2)


Note: Variances in excess of 100% are not reflected herein.


                             VALERO ENERGY CORPORATION AND SUBSIDIARIES
                                          EARNINGS RELEASE

                                                        Three Months Ended December 31,       Twelve Months Ended December 31,
                                                        1998           1997                   1998             1997

FINANCIAL AND OPERATING HIGHLIGHTS:
  Throughput Volumes (Mbbls per Day) . . . .            680            540                    579              417

  Throughput Margin per Barrel . . . . . . .            $3.09 (1)      $3.33                  $3.53 (1)        $4.35

  Operating Cost per Barrel:
    Cash (Fixed and Variable). . . . . . . .            $2.13          $2.04                  $2.06            $2.00
    Depreciation and Amortization. . . . . .            0.58           0.49                   0.57             0.61
       Total Operating Costs per Barrel. . .            $2.71          $2.53                  $2.63            $2.61

  Sales Volumes (Mbbls per Day). . . . . . .            999            784                    894              630

  Charges:
    Crude Oils:
       Sour. . . . . . . . . . . . . . . . .            45%            34%                    36%              25%
       Heavy Sweet . . . . . . . . . . . . .            17             16                     20               21
       Light Sweet . . . . . . . . . . . . .            7              13                     11               11
            Total Crude Oils . . . . . . . .            69             63                     67               57
    Resid. . . . . . . . . . . . . . . . . .            10             13                     11               18
    Other Feedstocks and Blendstocks . . . .            21             24                     22               25
       Total Charges . . . . . . . . . . . .            100%           100%                   100%             100%

  Yields:
    Gasoline and Blending Components . . . .            47%            48%                    48%              48%
    Distillates. . . . . . . . . . . . . . .            28             27                     28               25
    Petrochemicals . . . . . . . . . . . . .            4              5                      4                6
    NGLs and Naphtha . . . . . . . . . . . .            5              6                      6                6
    Lubes and Asphalts . . . . . . . . . . .            4              -                      2                -
    Other Products . . . . . . . . . . . . .            12             14                     12               15
       Total Yields. . . . . . . . . . . . .            100%           100%                   100%             100%

MARKET PRICES AND DIFFERENTIALS (U.S. Gulf Coast):
  Dollars per Barrel:
    Feedstocks:
       WTI Crude Oil . . . . . . . . . . . .            $12.89         $19.92                 $14.41           $20.61
       WTI - Sour Crude Oil. . . . . . . . .            $3.09          $2.75                  $3.37            $3.05
       WTI - Heavy Sweet Crude Oil . . . . .            $1.50          $0.59                  $1.40            $1.08
       WTI - Resid . . . . . . . . . . . . .            ($0.63)         $1.80                 $1.57            $2.61

    Products:
       Unleaded 87 Gasoline - WTI. . . . . .            $1.77          $2.13                  $2.98            $3.97
       No.2 Fuel Oil - WTI . . . . . . . . .            $1.24          $2.27                  $1.45            $1.96
       Propylene - WTI . . . . . . . . . . .            $1.89          $4.40                  $2.23            $8.14


Note: The operating statistics reflect the acquisition of the Texas City, Houston and Krotz Springs Refineries on May 1, 1997 and the Paulsboro Refinery on September 17, 1998. The 1997 volumes include 356 Mbbls/day and 238 Mbbls/day for the fourth quarter and total year, respectively, related to the Texas City, Houston and Krotz Springs Refineries while the 1998 volumes include 160 Mbbls/day and 46 Mbbls/day for the fourth quarter and total year, respectively, related to the Paulsboro Refinery.

(1) Excludes a $2.13/Bbl and $.81/Bbl decrease in the 1998 fourth quarter and total year, respectively, resulting from inventory write-downs to market of $37.7 million in the first quarter and $133.2 million in the fourth quarter.